U.S. Court of Appeals Dismisses Securities Lawsuit Against ReWalk Robotics

MARLBOROUGH, Mass. BERLIN, Germany and YOKNEAM ILIT, Israel, August 27, 2020— ReWalk Robotics, Ltd. (Nasdaq: RWLK) ("ReWalk" or the "Company"), a leading manufacturer of robotic medical devices for individuals with lower limb disabilities, today announced that the U.S. Court of Appeals for the First Circuit dismissed a class action lawsuit filed in 2017 against ReWalk.

The lawsuit alleged that ReWalk violated the Securities Act of 1933 (“Securities Act”) and Securities Exchange Act of 1934 (“Exchange Act”) by misrepresenting itself in the Company’s initial public offering in September of 2014 and in public statements made after its IPO.

In its decision, the Court of Appeals agreed with the U.S. District Court decision, dismissing the Securities Act claims for failure to state a claim. The lower court decision had found that the plaintiffs did not have standing to bring the Exchange Act claims. Although the appeals court disagreed on the standing issue, it determined that no claim was stated against the Company for a violation of the Exchange Act and the years-long case was ultimately dismissed.

“Justice was served in the dismissal of this action, both in the District and Appeals Courts,” said ReWalk CEO Larry Jasinski. “These decisions are consistent with our expectations and that of our counsel. Removal of this lingering concern allows the Company to focus more effectively our energies on our commercial activities of expanding reimbursement, helping more members of the disabled community and in continuing to improve our financial position.” Douglas Baumstein, partner at White and Case LLP, which represented the Company in the litigation, stated that “we are very pleased with the court’s ruling, which vindicates our defense and demonstrates that ReWalk made accurate disclosures to the market.”

The U.S. Court of Appeals issued the decision on August 25, 2020.

About ReWalk Robotics Ltd.

ReWalk Robotics Ltd. develops, manufactures and markets wearable robotic exoskeletons for individuals with lower limb disabilities as a result of spinal cord injury or stroke. ReWalk's mission is to fundamentally change the quality of life for individuals with lower limb disability through the creation and development of market leading robotic technologies. Founded in 2001, ReWalk has headquarters in the United States, Israel and Germany. For more information on the ReWalk systems, please visit www.rewalk.com.

ReWalk® is a registered trademark of ReWalk Robotics Ltd. in Israel and the United States.

ReStore® is a registered trademark of ReWalk Robotics Ltd. in Europe and an allowed trademark in the United States.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding ReWalk's future performance and other statements that are not statements of historical fact and, in some cases, may be identified by words like "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "should," "would," "seek" and similar terms or phrases. The forward-looking statements contained in this press release are based on management's current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk's control. Important factors that could cause ReWalk's actual results to differ materially from those indicated in the forward-looking statements include, among others: possible further appeal of the recently dismissed shareholder class action litigation relating to its initial public offering; ReWalk's management's conclusion, and its independent registered public accounting firm's statement in its opinion relating to its consolidated financial statements for the fiscal year ended December 31, 2019, that there is a substantial doubt as to the Company's ability to continue as a going concern; the current COVID-19 pandemic has adversely affected and may continue to affect adversely  business and results of operations; ReWalk's ability to have sufficient funds to meet certain future capital requirements, which could impair the Company's efforts to develop and commercialize existing and new products; ReWalk's ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market and the risk that its ordinary shares will be delisted if it cannot do so; ReWalk's ability to establish a pathway to commercialize its products in China; ReWalk's ability to maintain and grow its reputation and the market acceptance of its products; ReWalk's ability to achieve reimbursement from third-party payors for its products; ReWalk's limited operating history and its ability to leverage its sales, marketing and training infrastructure; ReWalk's expectations as to its clinical research program and clinical results; ReWalk's expectations regarding future growth, including its ability to increase sales in its existing geographic markets and expand to new markets; ReWalk's ability to obtain certain components of its products from third-party suppliers and its continued access to its product manufacturers; ReWalk's ability to repay its secured indebtedness; ReWalk's ability to improve its products and develop new products; ReWalk's compliance with medical device reporting regulations to report adverse events involving the Company's products, which could result in voluntary corrective actions or enforcement actions such as mandatory recalls, and the potential impact of such adverse events on ReWalk's ability to market and sell its products; ReWalk's ability to gain and maintain regulatory approvals; ReWalk's expectations as to the results of, and the Food and Drug Administration's potential regulatory developments with respect to its mandatory 522 postmarket surveillance study; ReWalk's ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; the risk of a cybersecurity attack or breach of the Company's IT systems significantly disrupting its business operations; the impact of substantial sales of the Company's shares by certain shareholders on the market price of the Company's ordinary shares; ReWalk's ability to use effectively the proceeds of its offerings of securities; the risk of substantial dilution resulting from the periodic issuances of ReWalk's ordinary shares; the impact of the market price of the Company's ordinary shares on the determination of whether it is a passive foreign investment company; and other factors discussed under the heading "Risk Factors" in ReWalk's annual report on Form 10-K for the year ended December 31, 2019 filed with the SEC and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause ReWalk's actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Media Relations:

Jennifer Wlach
E: media@rewalk.com

Investor Contact:

Ori Gon
Chief Financial Officer
ReWalk Robotics Ltd.
T: +972-4-9590123
E: investorrelations@rewalk.com